UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
Current Report
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Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 28, 2016
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 1-10853
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North Carolina	56-0939887
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)
(336) 733-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On June 28, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of BB&T Corporation (“BB&T” or the “Company”) approved a change to the Company’s 2016-2018 Long-Term Incentive Performance Award (“LTIP”) originally granted on February 23, 2016. As modified, payments under the 2016-2018 LTIP are subject to reduction based on BB&T’s total shareholder return (“TSR”) percentile performance relative to the Company’s peer group TSR for the three-year performance period. The 2016-2018 LTIP will continue to measure and reward BB&T’s return on common equity performance relative to the Company’s peer group over the three-year performance period. Payments are subject to reduction as follows:

Percentile Performance of BB&T TSR Relative to Peer Group TSR	Percent Reduction in Payout
< 25th	20% reduction
≥ 25th and < 40th	10% reduction
≥ 40th	no reduction

In addition, the Nominating and Corporate Governance Committee of the BB&T Board of Directors increased the Company’s stock ownership guidelines for its Chief Executive Officer, Kelly S. King, to 6x his base salary (up from 5x base salary).

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /s/ Cynthia B. Powell

Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: June 29, 2016